Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference on this Form 8-K/A Amendment No. 1 (File No. 0-28536) of our report dated April 10, 2009, related to the combined financial statements of Wilhelmina International Group for the years ended December 31, 2008 and 2007 which appears on Exhibit 99.1, page 2 of Wilhelmina International, Inc.’s (formerly New Century Equity Holdings Corp.) Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Weiser LLP
New York, NY
April 26, 2009